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                                                                   Exhibit 23(a)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

                            -----------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Envirogen, Inc. relating to the Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan of our report dated February 20, 1997, on our audits of the consolidated financial statements of Envirogen, Inc. included in the Annual Report on Form 10-K of Envirogen, Inc. for the year ended December 31, 1996.



                                    /s/ COOPERS & LYBRAND L.L.P.
                                    ----------------------------
                                    COOPERS & LYBRAND L.L.P.



Princeton, New Jersey
July 18, 1997